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                                                                     EXHIBIT 5.1

                     [Letterhead of Vinson & Elkins L.L.P.]



                                 (713) 758-2222

                               December 15, 1994


Panhandle Eastern Corporation
5400 Westheimer Court
P.O. Box 1642
Houston, Texas 77251-1642

Ladies and Gentlemen:

         We have acted as counsel for Panhandle Eastern Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the offering and sale of up to 1,611,127 shares (the "Shares") of common stock, par value $1.00 per share, of the Company pursuant to outstanding stock option agreements (the "Stock Options") by and between Associated Natural Gas Corporation ("ANGC") and certain employees and directors of ANGC entered into pursuant to the terms of the 1989 Non-Qualified Stock Option Plan for Directors of Associated Natural Gas Corporation or the Associated Natural Gas Corporation Equity Incentive Plan. In connection with the Company's acquisition by merger of ANGC, the Company has assumed the Stock Options and agreed to issue the Shares in lieu of shares of ANGC's common stock upon the exercise of the Stock Options.

         Before rendering our opinion, we examined the Registration Statement, the Restated Certificate of Incorporation and bylaws of the Company as in effect on the date hereof and certain resolutions of the Board of Directors of the Company.

         Based upon the foregoing, we are of the opinion that the Shares have been validly authorized for issuance and, when the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and the Shares are issued and paid for in accordance with the terms of the Stock Options and the Plans, the Shares so issued will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder. For purposes of this opinion, we assume that the securities to be issued pursuant to the Registration Statement will be issued in compliance with all applicable state securities or Blue Sky laws.

                                        Very truly yours,

                                        /s/ VINSON & ELKINS L.L.P.

                                        VINSON & ELKINS L.L.P.